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                                                                  EXHIBIT 23.2


             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated June 18, 1997 (except for notes N and P as to which the dates are March 19, 1998 and April 15, 1998, respectively) accompanying the consolidated financial statements of High Voltage Engineering Corporation and Subsidiaries contained in the Form S-4 Registration Statement. We consent to the use of the aforementioned report in the Form S-4 Registration Statement, and to the use of our name as it appears under the caption "Experts".



                                       /s/ GRANT THORNTON LLP

                                       GRANT THORNTON LLP


Boston, Massachusetts
May 1, 1998